SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-2699
SERIES NO.: 11

72DD     1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                     $     755
         2.   Dividends for a second class of open-end company shares
              (000s Omitted)
              Class B                     $      81
              Class C                     $      46
              Class R                     $      28
              Institutional Class         $       1

73A           Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                     $000.0726
         2.   Dividends for a second class of open-end company shares
              (000's omitted)
              Class B                     $000.0148
              Class C                     $000.0148
              Class R                     $000.0549
              Institutional Class         $000.0958


74U.     1.   Number of shares outstanding (000's omitted)
              Class A                        10,815
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                         5,627
              Class C                         3,231
              Class R                           515
              Institutional Class                11

74V.     1.   Net asset value per share (to nearest cent)
              Class A                        $12.22
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $12.16
              Class C                        $12.15
              Class R                        $12.20
              Institutional Class            $12.25